AMENDMENT NO. 1 TO

INVESTMENT AGREEMENT

            This AMENDMENT NO.1 TO INVESTMENT AGREEMENT (this “Amendment”) dated as of May 1, 2012 (the “Effective Date”) is entered into by and among Liberty Star Uranium & Metals Corporation, a Nevada corporation with its principal executive office at 5610 E. Sutler Lane, Tucson, Arizona 85712 (the "Company"), and Fairhills Capital Offshore Ltd, a Cayman Islands exempted company (the "Investor"), with its principal executive officers at 245 Main Street, Suite 302, White Plains, NY 10601.

RECITALS

            WHEREAS, on January 19, 2012, the Company and the Investor entered into an Investment Agreement, attached hereto as Exhibit A, pursuant to which the Investor agreed to invest up to Ten Million Dollars ($10,000,000) in the purchase of the Company's common stock (the “Investment Agreement”); and

            WHEREAS, the Company and the Investor seek to amend the Investment Agreement to remove a reference to the Investor’s ability to terminate the Investment Agreement upon thirty (30) days written notice;

            NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants, and agreements herein contained, the parties hereto agree as follows:

AGREEMENT

            Section 1. Defined Terms. Unless otherwise indicated herein, all terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the Investment Agreement.

            Section 2. Amendment to Investment Agreement. Section 8 of the Investment Agreement is hereby amended and restated in its entirety as follows:

             This Agreement shall terminate upon any of the following events:

            8.1        when the Investor has purchased an aggregate of Ten Million dollars ($10,000,000) in the Common Stock of the Company pursuant to this Agreement; or

            8.2        on the date which is thirty-six (36) months after the Effective Date;

            8.3        at such time that the Registration Statement is no longer in effect; or

            8.4        the Company may terminate this Agreement by providing 30 days notice of termination to the Investor.

            Any and all shares, or penalties, if any, due under this Agreement shall be immediately payable and due upon termination of the Line.

            Section 3.        Ratifications; Inconsistent Provisions. Except as otherwise expressly provided herein, the Investment Agreement, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date: (i) all references in the Investment Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Investment Agreement shall mean the Investment Agreement as amended by this Amendment. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Investment Agreement and this Amendment, the provisions of this Amendment shall control and be binding.

            Section 4.        Counterparts. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

[Signatures follow on next page]

            IN WITNESS WHEREOF, the Fairhills Offshore Capital Ltd. and Liberty Star Uranium & Metals Corporation have caused this Amendment to be duly executed as of the date first written above.

FAIRHILLS OFFSHORE CAPITAL LTD

By:	/s/ Edward Bronson
Edward Bronson
Senior Managing Member

LIBERTY STAR URANIUM & METALS CORPORATION

By:	/s/ James Briscoe
James Briscoe
Chief Executive Officer

Exhibit A

[Investment Agreement]